Exhibit 99.1

Update on Spirit’s 2020 737 MAX Production

WICHITA, Kan., June 10, 2020 -- On June 4, 2020, Spirit AeroSystems [NYSE: SPR] received a letter from Boeing directing Spirit to pause additional work on four 737 MAX shipsets and avoid starting production on sixteen 737 MAX shipsets to be delivered in 2020, until otherwise directed by Boeing, in order to support Boeing’s alignment of near-term delivery schedules to its customers’ needs in light of COVID-19’s impact on air travel and airline operations, and in order to mitigate the expenditure of potential unnecessary production costs.

Based on the information in the letter, subsequent correspondence from Boeing dated June 9, 2020, and Spirit’s discussions with Boeing regarding 2020 737 MAX production, Spirit believes there will be a reduction to Spirit’s previously disclosed 2020 737 MAX production plan of 125 shipsets. Spirit does not yet have definitive information on what the magnitude of the reduction will be but expects it will be more than 20 shipsets.

The 737 MAX grounding coupled with the COVID-19 pandemic is a challenging, dynamic and evolving situation. During this time, Spirit plans to work with Boeing to determine a definitive production plan for 2020 and manage the 737 MAX production system and supply chain.

Due to the matters described above, Spirit has elected to place certain Wichita hourly employees directly associated with production work and support functions for the 737 MAX program on a 21 calendar day unpaid temporary layoff/furlough effective Monday, June 15. In addition, Spirit will declare an immediate reduction of the hourly workforce in Tulsa and McAlester, Okla., effective Friday, June 12.

Spirit remains a proud partner on the 737 MAX program and looks forward to working with Boeing to ensure the long-term success of the program.

On the web: www.spiritaero.com
On Twitter: @SpiritAero

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Contacts:
Investor Relations:	Ryan Avey
(316) 523-7040
ryan.d.avey@spiritaero.com

Media:	Keturah Austin
(316) 523-2611
keturah.austin@spiritaero.com

About Spirit AeroSystems Inc.

Spirit AeroSystems designs and builds aerostructures for both commercial and defense customers. With headquarters in Wichita, Kansas, Spirit operates sites in the U.S., U.K., France and Malaysia. The company’s core products include fuselages, pylons, nacelles and wing components for the world’s premier aircraft. Spirit AeroSystems focuses on affordable, innovative composite and aluminum manufacturing solutions to support customers around the globe. More information is available at www.SpiritAero.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that may involve many risks and uncertainties. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “goal,” “forecast,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “predict,” “project,” “should,” “target,” “will,” “would,” and other similar words, or phrases, or the negative thereof, unless the context requires otherwise. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. Our actual results may vary materially from those anticipated in forward-looking statements. We caution investors not to place undue reliance on any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, without limitation, the timing and conditions surrounding the return to service of the 737 MAX and any related impacts on our production rate; our reliance on Boeing for a significant portion of our revenues; our ability to execute our growth strategy, including our ability to timely complete and integrate our announced Asco and Bombardier acquisitions; our ability to accurately estimate and manage performance, cost, and revenue under our contracts; demand for our products and services and the effect of economic or geopolitical conditions in the industries and markets in which we operate in the U.S. and globally; our ability to manage our liquidity, borrow additional funds or refinance debt; the impact of the COVID-19 pandemic on our business and operations, including on the demand for our and our customers’ products and services, on trade and transport restrictions, on the global aerospace supply chain, on our ability to retain the skilled work force necessary for production and development and generally on our ability to effectively manage the impacts of the COVID-19 pandemic on our business operations; and other factors disclosed in our filings with the Securities and Exchange Commission. These factors are not exhaustive and it is not possible for us to predict all factors that could cause actual results to differ materially from those reflected in our forward-looking statements. These factors speak only as of the date hereof, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. Except to the extent required by law, we undertake no obligation to, and expressly disclaim any obligation to, publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.